UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

November 14, 2014

INOVIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

660 W. Germantown Pike, Suite 110 Plymouth Meeting, Pennsylvania	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 440-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On September 9, 2013, Inovio Pharmaceuticals, Inc. (the “Company”) enter into a Collaboration, Option and License Agreement with F. Hoffman-La Roche Ltd, Hoffman-La Roche Inc. (the “Agreement”). On November 14, 2014, the parties partially terminated the Agreement with respect to the development of INO-5150, the Company’s DNA immunotherapy targeting prostate cancer, as well as the research collaboration in prostate cancer under the Agreement. All of Roche’s rights to INO-5150, including the right to license the product to other parties, will be returned to the Company. The Company plans to independently advance INO-5150 into a phase I clinical trial in the first half of 2015.

The Company and Roche will continue to collaborate and co-develop the Company’s DNA immunotherapy (INO-1800) against hepatitis B virus under the existing license under the Agreement.

The Company issued a press release on November 17, 2014, and the Company incorporates by reference the text of that press release into this Form 8-K current report.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated November 17, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

By:	/s/ Peter Kies
Peter Kies,
Chief Financial Officer

Date: November 17, 2014